Exhibit 99.1

Banc One Credit Card Master Trust

Excess Spread Analysis—March 2003

Series	1996-A
Deal Size	$500 MM
Expected Maturity	04/15/2003

Yield	3.43%
Less: Coupon	0.11%
Servicing Fee	0.10%
Net Credit Losses	1.19%
Excess Spread:
March-03	2.03%
February-03	2.02%
January-03	2.89%
Three Month Average Excess Spread	2.31%

Delinquency:
30 to 59 Days	1.78%
60 to 89 Days	1.25%
90 + Days	2.53%
Total	5.56%

Payment Rate	13.09%

*	Yield, Net Credit Losses, and Excess Spread are skewed downward due to the calculation methodology during the accumulation period.